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                                                                   EXHIBIT 10.29
                              SILICON VALLEY BANK


                          MONEY PURCHASE PENSION PLAN

                     ESTABLISHED EFFECTIVE JANUARY 1, 1995


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                              SILICON VALLEY BANK

                          MONEY PURCHASE PENSION PLAN

                     ESTABLISHED EFFECTIVE JANUARY 1, 1995


Silicon Valley Bank hereby establishes the Silicon Valley Bank Money Purchase Pension Plan effective January 1, 1995, for the benefit of eligible employees of the Company and its participating affiliates. The Plan is intended to constitute a qualified money purchase pension plan, as described in Code section 401(a).

The Silicon Valley Bank Money Purchase Pension Plan, as set forth in this document, is hereby established effective as of January 1, 1995.


Date: May 28, 1996                     SILICON VALLEY BANK
      ------

                                       By:    /s/ Glen Simmons
                                          ------------------------------------

                                       Title: E.V.P. Human Resources
                                              ---------------------------------


                                1.  DEFINITIONS


When capitalized, the words and phrases below have the following meanings unless different meanings are clearly required by the context:

     1.1 ACCOUNT. The records maintained for purposes of accounting for a Participant's interest in the Plan. "Account" refers to the following account which has been created on behalf of a Participant to hold Contributions under the Plan:

     1.2 MONEY PURCHASE PENSION ACCOUNT. An account created to hold Money Purchase Pension Contributions.

     1.3 ADMINISTRATOR. The Company, which may delegate all or a portion of the duties of the Administrator under the Plan to a Committee in accordance with
Section 14.6.

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     1.4  BENEFICIARY.  The person or persons who is to receive benefits after the death of the Participant pursuant to the "Beneficiary Designation" paragraph in Section 11, or as a result of a QDRO.

     1.5 BREAK IN SERVICE. The fifth anniversary (or sixth anniversary if absence from employment was due to a Parental Leave) of the date on which a Participant's employment ends.

     1.6 CODE. The Internal Revenue Code of 1986, as amended. Reference to any specific Code section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

     1.7 COMMITTEE. If applicable, the committee which has been appointed by the Company to administer the Plan in accordance with Section 14.6.

     1.8 COMPANY. Silicon Valley Bank or any successor by merger, purchase or otherwise.

     1.9 COMPANY STOCK. Shares of common stock of Silicon Valley Bancshares, the parent company of the Company, its predecessor(s), or its successors or assigns, or any corporation with or into which said corporation may be merged, consolidated or reorganized, or to which a majority of its assets may be sold.

     1.10 COMPENSATION. The sum of a Participant's Taxable Income and salary reductions, if any, pursuant to Code sections 125, 402(e)(3), 402(h), 403(b), 414(h)(2) or 457 for the Plan Year.

     For purposes of determining benefits under this Plan, Compensation is limited to $150,000, (as adjusted for the cost of living pursuant to Code sections 401(a)(17) and 415(d)) per Plan Year. For purposes of the preceding sentence, in the case of an HCE who is a 5% Owner or one of the 10 most highly compensated Employees, (i) such HCE and such HCE's family group (as defined below) shall be treated as a single employee and the Compensation of each family group member shall be aggregated with the Compensation of such HCE, and (ii) the limitation on Compensation shall be allocated among such HCE and his or her family group members in proportion to each individual's Compensation before the application of this sentence. For purposes of this Section, the term "family group" shall mean an Employee's spouse and lineal descendants who have not attained age 19 before the close of the year in question.

     1.11 CONTRIBUTION. An amount contributed to the Plan by the Employer and allocated by contribution type to Participants' Accounts, as described in
Section 1.1.  Contributions to the Plan consist of:

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     1.12  MONEY PURCHASE PENSION CONTRIBUTION.  An amount contributed by the
Employer on an eligible Participant's behalf and allocated on a pay based formula.

     1.13 CONVERSION PERIOD. The period of converting the prior accounting system of any plan and trust which is merged into this Plan subsequent to the Effective Date, to the accounting system described in Section 6.

     1.14 DIRECT ROLLOVER. An Eligible Rollover Distribution that is paid directly to an Eligible Retirement Plan for the benefit of a Distributee.

     1.15 DISABILITY. A Participant's mental or physical disability resulting in termination of employment as evidenced by presentation of medical evidence satisfactory to the Administrator.

     1.16 DISTRIBUTEE. An Employee or former Employee, the surviving spouse of an Employee or former Employee and a spouse or former spouse of an Employee or former Employee determined to be an alternate payee under a QDRO.

     1.17 EARLY RETIREMENT DATE. The date of a Participant's 55th birthday and completion of 10 Years of Vesting Service.

     1.18 EFFECTIVE DATE. The date upon which the provisions of this document become effective. This date is January 1, 1995, unless stated otherwise.

     1.19  ELIGIBLE EMPLOYEE.  An Employee of an Employer, except any Employee:

          (a) whose compensation and conditions of employment are covered by a collective bargaining agreement to which an Employer is a party unless the agreement calls for the Employee's participation in the Plan;

          (b) who is treated as an Employee because he or she is a Leased Employee; or

          (c) who is a nonresident alien who (i) either receives no earned income (within the meaning of Code section 911(d)(2)), from sources within the United States under Code section 861(a)(3); or (ii) receives such earned income from such sources within the United States but such income is exempt from United States income tax under an applicable income tax convention.

     1.20 ELIGIBLE RETIREMENT PLAN. An individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts a Distributee's Eligible Rollover Distribution, except that with

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regard to an Eligible Rollover Distribution to a surviving spouse, an Eligible
Retirement Plan is an individual retirement account or individual retirement annuity.

     1.21 ELIGIBLE ROLLOVER DISTRIBUTION. A distribution of all or any portion of the balance to the credit of a Distributee, excluding a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of a Distributee or the joint lives (or joint life expectancies) of a Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; a distribution to the extent such distribution is required under Code section 401(a)(9); and the portion of a distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

     1.22  EMPLOYEE.  An individual who is:

          (a) directly employed by any Related Company and for whom any income for such employment is subject to withholding of income or social security taxes, or

          (b)  a Leased Employee.

     1.23 EMPLOYER. The Company and any Related Company which adopts this Plan with the approval of the Company.

     1.24 ERISA. The Employee Retirement Income Security Act of 1974, as amended. Reference to any specific ERISA section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

     1.25 FORFEITURE ACCOUNT. An account holding amounts forfeited by Participants who have terminated employment with all Related Companies, invested in interest bearing deposits of the Trustee, pending disposition as provided in this Plan and as directed by the Administrator.

     1.26 HCE OR HIGHLY COMPENSATED EMPLOYEE. With respect to each Employer and its Related Companies, an Employee during the Plan Year or "lookback year" who (in accordance with Code section 414(q)):

          (a) was a more than 5% Owner at any time during the "lookback year" or Plan Year;

          (b) received Compensation during the "lookback year" (or in the Plan Year if among the 100 Employees with the highest Compensation for such Year) in

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excess of (i) $75,000 (as adjusted for such Year pursuant to Code sections
414(q)(1) and 415(d)), or (ii) $50,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d)) in the case of a member of the "top-paid group" (within the meaning of Code section 414(q)(4)) for such Year, provided, however, that if the conditions of Code section 414(q)(12)(B)(ii) are met, the Company may elect for any Plan Year to apply clause (i) by substituting $50,000 for $75,000 and not to apply clause (ii); or

          (c) was an officer of a Related Company and received Compensation during the "lookback year" (or in the Plan Year if among the 100 Employees with the highest Compensation for such Year) that is greater than 50% of the dollar limitation in effect under Code section 415(b)(1)(A) and (d) for such Year (or if no officer has Compensation in excess of the threshold, the officer with the highest Compensation), provided that the number of officers shall be limited to 50 Employees (or, if less, the greater of three Employees or 10% of the Employees).

          A former Employee shall be treated as an HCE if (1) such former Employee was an HCE when he separated from service, or (2) such former Employee was an HCE in service at any time after attaining age 55.


     The determination of who is an HCE, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees and the number of Employees treated as officers shall be made in accordance with Code section 414(q).

     Pursuant to Code section 414(q), the Company elects as the "lookback year" the 12 months ending immediately prior to the start of the Plan Year.

     1.27 INELIGIBLE. The Plan status of an individual during the period in which he or she is (1) an Employee of a Related Company which is not then an Employer, (2) an Employee, but not an Eligible Employee, or (3) not an Employee.

     1.28 INVESTMENT FUND OR FUND. An investment fund as described in Section 15.2.

     1.29 LEASED EMPLOYEE. An individual who is deemed to be an employee of any Related Company as provided in Code section 414(n) or (o).

     1.30 LEAVE OF ABSENCE. A period during which an individual is deemed to be an Employee, but is absent from active employment, provided that the absence:

          (a)  was authorized by a Related Company; or

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          (b)  was due to military service in the United States armed forces and the individual returns to active employment within the period during which he or she retains employment rights under federal law.

     1.31 NORMAL RETIREMENT DATE.  The date of a Participant's 62nd birthday.

     1.32 OWNER. A person with an ownership interest in the capital, profits, outstanding stock or voting power of a Related Company within the meaning of Code section 318 or 416 (which exclude indirect ownership through a qualified plan).

     1.33 PARENTAL LEAVE. The period of absence from work by reason of pregnancy, the birth of an Employee's child, the placement of a child with the Employee in connection with the child's adoption, or caring for such child immediately after birth or placement as described in Code section 410(a)(5)(E).

     1.34 PARTICIPANT. The Plan status of an Eligible Employee after he or she completes the eligibility requirements as described in Section 2.1. A Participant's participation continues until his or her employment with all Related Companies ends and his or her Account is distributed or forfeited.

     1.35 PAY. All cash compensation, excluding incentive pay (annual incentive awards, referral fees and other recognition/achievement awards), paid to an Eligible Employee by an Employer while a Participant during the current period. Pay excludes reimbursements or other expense allowances, cash and non-cash fringe benefits, moving expenses, deferred compensation and welfare benefits.

     Pay shall be determined further by including amounts contributed by an Employer pursuant to Code sections 125 and 402(e)(3). Pay is limited to $150,000 (as adjusted for the cost of living pursuant to Code sections 401(a)(17) and 415(d)) per Plan Year.

     For purposes of the Contributions described in Section 5.1, the limitations as described in the second paragraph of Section 1.9 shall also apply.

     1.36 PERIOD OF EMPLOYMENT. The period beginning on the date an Employee first performs an hour of service and ending on the date his or her employment ends. Employment ends on the date the Employee quits, retires, is discharged, dies or (if earlier) the first anniversary of his or her absence for any other reason. The period of absence starting with the date an Employee's employment temporarily ends and ending on the date he or she is subsequently reemployed is
(1) included in his or her Period of Employment if the period of absence does not exceed one year, and (2) excluded if such period exceeds one year.



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     Period of Employment includes the period prior to a Break in Service.

     An Employee's service with a predecessor or acquired company shall only be counted in the determination of his or her Period of Employment for eligibility and/or vesting purposes if (1) the Company directs that credit for such service be granted, or (2) a qualified plan of the predecessor or acquired company is subsequently maintained by any Employer or Related Company.

     1.37 PLAN. The Silicon Valley Bank Money Purchase Pension Plan set forth in this document, as from time to time amended.

     1.38 Plan Year. The annual accounting period of the Plan which ends on each December 31.

     1.39 QDRO. A domestic relations order which the Administrator has determined to be a qualified domestic relations order within the meaning of Code section 414(p).

     1.40 REDUCTION IN FORCE. An Employer sponsored program developed to reduce force on a permanent basis.

     1.41 RELATED COMPANY. With respect to any Employer, that Employer and any corporation, trade or business which is, together with that Employer, a member of the same controlled group of corporations, a trade or business under common control, or an affiliated service group within the meaning of Code sections 414(b), (c), (m) or (o), except that for purposes of Section 12 "within the meaning of Code sections 414(b), (c), (m) or (o), as modified by Code section 415(h)" shall be substituted for the preceding reference to "within the meaning of Code section 414(b), (c), (m) or (o)."

     1.42 SENIOR PARTICIPANT.  A Participant who is age 55 or over.

     1.43 SETTLEMENT DATE. For each Trade Date, the Trustee's next business day.

     1.44 SPOUSAL CONSENT. The written consent given by a spouse to a Participant's election or waiver of a specified form of benefit or Beneficiary designation. The spouse's consent must acknowledge the effect on the spouse of the Participant's election, waiver or designation, and be duly witnessed by a Plan representative or notary public. Spousal Consent shall be valid only with respect to the spouse who signs the Spousal Consent and only for the particular choice made by the Participant which requires Spousal Consent. A Participant may revoke (without Spousal Consent) a prior election, waiver or designation that required Spousal Consent at any time before payments begin. Spousal Consent also

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means a determination by the Administrator that there is no spouse, the spouse cannot be located, or such other circumstances as may be established by applicable law.

     1.45 SWEEP ACCOUNT. The subsidiary Account for each Participant through which all transactions are processed, which is invested in interest bearing deposits of the Trustee.

     1.46 SWEEP DATE. The cut off date and time for receiving instructions for transactions to be processed on the next Trade Date.

     1.47 TAXABLE INCOME. Compensation in the amount reported by the Employer or a Related Company as "Wages, tips, other compensation" on Form W 2, or any successor method of reporting under Code section 6041(d).

     1.48 TRADE DATE. Each day the Investment Funds are valued, which is normally every day the assets of such Funds are traded.

     1.49 TRUST. The legal entity created by those provisions of the Silicon Valley Bank 401(k) and Employee Stock Ownership Plan and Trust and which relate to the Trustee and any successor Trust that may be created to hold the Plan assets. The Trust is part of the Plan and holds the Plan assets which are comprised of the aggregate of Participants' Accounts, any unallocated funds invested in deposit or money market type assets pending allocation to Participants' Accounts or disbursement to pay Plan fees and expenses and the Forfeiture Account.

     1.50 TRUSTEE.  Wells Fargo Bank, National Association.

     1.51 YEAR OF VESTING SERVICE.  A 12 month Period of Employment.

     Notwithstanding, Years of Vesting Service shall be calculated as follows if (and only if) it would be of benefit to the Employee:

          (a) For service from January 1, 1995, each 12 month Period of Employment;

          (b) For service prior to January 1, 1995, a 12 month period ending on the anniversary of the date an individual became an Employee, or as that date may be adjusted as a result of his or her termination of employment with all Related Companies and subsequent rehire as an Employee, in which an Employee is credited with at least 1,000 hours of service, as such term was defined for this purpose under the terms of the Silicon Valley Bancshares Employee Stock Ownership Plan as then in effect prior to the Effective Date.

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     Years of Vesting Service shall include service credited prior to January 1,
1995.

                                2.  ELIGIBILITY

     2.1 ELIGIBILITY. Each Eligible Employee shall become a Participant on the later of January 1, 1995 or on the first January 1, April 1, July 1 or October 1 after the date he or she attains age 18, and completes one hour of service.

     2.2 INELIGIBLE EMPLOYEES. If an Employee completes the above eligibility requirements, but is Ineligible at the time participation would otherwise begin (if he or she were not Ineligible), he or she shall become a Participant on the first subsequent date on which he or she is an Eligible Employee.

     2.3 INELIGIBLE OR FORMER PARTICIPANTS. A Participant may not share in Plan Contributions during the period he or she is Ineligible, but he or she shall continue to participate for all other purposes. An Ineligible Participant or former Participant shall automatically become an active Participant on the date he or she again becomes an Eligible Employee.

                         3.  PARTICIPANT CONTRIBUTIONS

     Participant Contributions are not permitted under the Plan.

                4.  TRANSFERS FROM AND TO OTHER QUALIFIED PLANS

     4.1 TRANSFERS FROM AND TO OTHER QUALIFIED PLANS. The Administrator may accept assets in cash or in-kind directly from another qualified plan or transfer assets in cash or in-kind directly to another qualified plan; provided that receipt of a transfer shall not be permitted if:

          (a) any amounts are not exempted by Code section 401(a)(11)(B) from the annuity requirements of Code section 417 unless the Plan complies with such requirements; or

          (b) any amounts include benefits protected by Code section 411(d)(6) which would not be preserved under applicable Plan provisions.

The Administrator may refuse the receipt of any transfer if:

          (a)  the Administrator finds the in-kind assets unacceptable; or

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          (b)  instructions for posting amounts to Participants' Accounts are incomplete.

Such amounts shall be posted to the appropriate Accounts of Participants as of the date received.

         5.  EMPLOYER CONTRIBUTIONS AND FORFEITURE ACCOUNT ALLOCATIONS

     5.1  MONEY PURCHASE PENSION CONTRIBUTIONS AND FORFEITURE ACCOUNT
ALLOCATIONS.

          (a) FREQUENCY AND ELIGIBILITY. For each quarter of the Plan Year, the Employer shall make a Money Purchase Pension Contribution on behalf of each Participant who was an Eligible Employee on the last day of the period. Such Contributions shall also be made on behalf of each Participant who was an Eligible Employee at any time during the period but who ceased being an Employee during the period after having attained his or her Early Retirement Date, Normal Retirement Date or by reason of his or her Disability or death.

     For each Plan Year, the Employer shall allocate any Forfeiture Account balance remaining as of the end of the Plan Year as Money Purchase Pension Contributions on behalf of each Participant who was an Eligible Employee on the last day of the period. Such an allocation shall also be made on behalf of each Participant who ceased being an Employee during the period after having attained his or her Early Retirement Date, Normal Retirement Date or by reason of his or her Disability or death.

     5.2 ALLOCATION METHOD. The Money Purchase Pension Contribution for each period, shall be equal to 5% of each eligible Participant's Pay (not including Forfeiture Account amounts allocated as Money Purchase Pension Contributions).

     Forfeiture Account amounts allocated as Money Purchase Pension Contributions shall be allocated among eligible Participants in direct proportion to their Pay.

          (a) TIMING, MEDIUM AND POSTING. The Employer shall make each period's Money Purchase Pension Contribution in cash and allocate Forfeiture Account amounts as soon as administratively feasible, and for purposes of deducting such Money Purchase Pension Contribution, not later than the Employer's federal tax filing date, including extensions. Such amounts shall be posted to each Participant's Money Purchase Pension Account once the total Contribution received or Forfeiture Account amount to be allocated has been balanced against the specific amount to be credited to each Participant's Money Purchase Pension Account.

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                                6.  ACCOUNTING

     6.1 INDIVIDUAL PARTICIPANT ACCOUNTING. The Administrator shall maintain an individual set of Accounts for each Participant in order to reflect transactions both by type of Account and investment medium. Financial transactions shall be accounted for at the individual Account level by posting each transaction to the appropriate Account of each affected Participant. Participant Account values shall be maintained in shares for the Investment Funds and in dollars for the Sweep Account. At any point in time, the Account value shall be determined using the most recent Trade Date values provided by the Trustee.

     6.2 SWEEP ACCOUNT IS TRANSACTION ACCOUNT. All transactions related to amounts being contributed to or distributed from the Trust shall be posted to each affected Participant's Sweep Account. Any amount held in the Sweep Account shall be credited with interest up until the date on which it is removed from the Sweep Account.

     6.3 TRADE DATE ACCOUNTING AND INVESTMENT CYCLE. Participant Account values shall be determined as of each Trade Date. For any transaction to be processed as of a Trade Date, the Trustee must receive instructions for the transaction by the Sweep Date. Such instructions shall apply to amounts held in the Account on that Sweep Date. Financial transactions of the Investment Funds shall be posted to Participants' Accounts as of the Trade Date, based upon the Trade Date values provided by the Trustee, and settled on the Settlement Date.

     6.4 ACCOUNTING FOR INVESTMENT FUNDS. Investments in each Investment Fund shall be maintained in shares. The share value of each Investment Fund shall be based on the fair market value of its underlying assets.

     6.5 PAYMENT OF FEES AND EXPENSES. Except to the extent Plan fees and expenses related to Account maintenance, transaction and Investment Fund management and maintenance, as set forth below, are paid by the Employer directly, or indirectly, through the Forfeiture Account as directed by the Administrator, such fees and expenses shall be paid as set forth below. The Employer may pay a lower portion of the fees and expenses allocable to the Accounts of Participants who are no longer Employees or who are not Beneficiaries, unless doing so would result in discrimination.

          (a) ACCOUNT MAINTENANCE: Account maintenance fees and expenses, may include but are not limited to, administrative, Trustee, government annual report preparation, audit, legal, nondiscrimination testing and fees for any other special services. Account maintenance fees shall be charged to Participants on a per Participant basis provided that no fee shall reduce a Participant's Account balance below zero.

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          (b)  TRANSACTION: Transaction fees and expenses, may include but are no limited to, periodic installment payment and Investment Fund election change fees. Transaction fees shall be charged to the Participant's Account involved in the transaction provided that no fee shall reduce a Participant's Account balance below zero.

          (c) Investment Fund Management and Maintenance: Management and maintenance fees and expenses related to the Investment Funds shall be charged at the Investment Fund level and reflected in the net gain or loss of each Fund.

     As of the Effective Date, a breakdown of which Plan fees and expenses shall generally be borne by the Trust (and charged to individual Participants' Accounts or charged at the Investment Fund level and reflected in the net gain or loss of each Fund) and those that shall be paid by the Employer is set forth in Appendix B and may be changed from time to time by the Administrator, in writing, without the necessity of amending this Plan or the Trust.

     6.6 ERROR CORRECTION. The Administrator may correct any errors or omissions in the administration of the Plan by restoring any Participant's Account balance with the amount that would be credited to the Account had no error or omission been made. Funds necessary for any such restoration shall be provided through payment made by the Employer, unless the Trustee is required to provide such restoration funds pursuant to the Trust, or if the restoration involves an Account holding amounts contributed by an Employer, the Administrator may direct the Trustee to use amounts from the Forfeiture Account.

     6.7 PARTICIPANT STATEMENTS. The Administrator shall provide Participants with statements of their Accounts as soon after the end of each quarter of the Plan Year as administratively feasible.

     6.8 SPECIAL ACCOUNTING DURING CONVERSION PERIOD. The Administrator may use any reasonable accounting methods in performing its duties during any Conversion Period. This includes, but is not limited to, the method for allocating net investment gains or losses and the extent, if any, to which contributions received by and distributions paid from the Trust during this period share in such allocation.

     6.9 ACCOUNTS FOR QDRO BENEFICIARIES. A separate Account shall be established for an alternate payee entitled to any portion of a Participant's Account under a QDRO as of the date and in accordance with the directions specified in the QDRO. In addition, a separate Account may be established during the period of time the Administrator, a court of competent jurisdiction or other appropriate person is determining whether a domestic relations order qualifies as a QDRO. Such a separate Account shall be valued and accounted for in the same manner as any other Account.

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          (a)  DISTRIBUTIONS PURSUANT TO QDROS.  If a QDRO so provides, the portion of a Participant's Account payable to an alternate payee may be distributed, in a form as permissible under Section 11 and Code section 414(p), to the alternate payee at the time specified in the QDRO, regardless of whether the Participant is entitled to a distribution from the Plan at such time.

          (b) INVESTMENT DIRECTION. Where a separate Account has been established on behalf of an alternate payee and has not yet been distributed, the alternate payee may direct the investment of such Account in the same manner as if he or she were a Participant.

                 7.  INVESTMENT AUTHORITY AND INVESTMENT FUNDS

     7.1 GENERAL INVESTMENT AUTHORITY. The Administrator shall be responsible for directing the investment of all Plan assets, except that a Senior Participant shall be provided the option to direct the investment of his or her Account as described in this Section. Except for Participants' Sweep Accounts, the Plan assets shall be maintained in one or more Investment Funds. The Administrator shall select the Investment Funds and may change the number or composition of the Investment Funds.

     7.2 SPECIAL INVESTMENT AUTHORITY PROVISIONS RELATED TO SENIOR PARTICIPANTS. A Senior Participant may direct the investment of the balance in his or her Account in any combination of one or any number of the Investment Funds offered in accordance with the procedures established by the Administrator. Any amount deposited to a Senior Participant's Account shall be invested as directed by the Administrator, until otherwise directed by the Senior Participant. During any Conversion Period, Plan assets may be held in any investment vehicle permitted by the Plan, as directed by the Administrator, irrespective of a Senior Participant's investment elections.

     The Administrator shall select the Investment Funds offered to Senior Participants and may change the number or composition of the Investment Funds. A Senior Participant may change his or her investment election at any time in accordance with the procedures established by the Administrator. Investment elections received by the Sweep Date shall be effective on the following Trade Date. A reasonable processing fee may be charged directly to a Senior Participant's Account for Investment Fund election changes in excess of a specified number per year as determined by the Administrator.

     A Senior Participant shall be solely responsible for the selection of his or her Investment Fund choices. No fiduciary with respect to the Plan is empowered to advise a Senior Participant as to the manner in which his or her Account is to be invested, and the fact that an Investment Fund is offered shall not be construed to be a recommendation for investment.

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     As of the Effective Date, a list of the Investment Funds offered under the
Plan to Senior Participants is set forth in Appendix A, and may be changed from time to time by the Administrator, in writing, without the necessity of amending this Plan or the Trust.

                          8.  VESTING AND FORFEITURES

     8.1 FULL VESTING UPON CERTAIN EVENTS. A Participant's entire Account shall become fully vested once he or she has attained his or her Normal Retirement Date as an Employee or upon his or her terminating employment with all Related Companies due to a Reduction in Force or his or her Disability or death.

     8.2 VESTING SCHEDULE. In addition to the vesting provided above, a Participant's Money Purchase Pension Account shall become vested in accordance with the following schedule:

Years of Vesting        Vested
Service                 Percentage

Less than 1             0%
1 but less than 2       20%
2 but less than 3       40%
3 but less than 4       60%
4 but less than 5       80%
5 or more               100%

     If this vesting schedule is changed, the vested percentage for each Participant shall not be less than his or her vested percentage determined as of the last day prior to this change, and for any Participant with at least three Years of Vesting Service when the schedule is changed, vesting shall be determined using the more favorable vesting schedule.

     8.3 FORFEITURES. A Participant's non-vested Account balance shall be forfeited as of the Settlement Date following the Sweep Date on which the Administrator has reported to the Trustee that the Participant's employment has terminated with all Related Companies. Forfeitures from all Employer Contribution Accounts shall be transferred to and maintained in a single Forfeiture Account. Forfeiture Account amounts shall be utilized to restore Accounts, to pay Plan fees and expenses at the discretion of the Administrator and in accordance with Section 5 to increase the amount allocated as Money Purchase Pension Contributions as directed by the Administrator.

     8.4  REHIRED EMPLOYEES.

          (a) SERVICE. If a former Employee is rehired, all Periods of Employment credited when his or her employment last terminated shall be counted in determining his or her vested interest.

          (b) ACCOUNT RESTORATION. If a former Employee is rehired before he or she has a Break in Service, the amount forfeited when his or her employment last terminated shall be restored to his or her Account. The restoration shall include the interest which would have been credited had such forfeiture been invested in the Sweep Account from the date forfeited until the date the restoration amount is restored. The amount shall come from the Forfeiture Account to the extent possible, and any additional amount needed shall be contributed by the Employer. The vested interest in his or her restored Account shall then be equal to:

                        V% times (AB + D) - D

              where:

              V% = current vested percentage
              AB = current account balance
              D  = amount previously distributed

                             9.  PARTICIPANT LOANS

     Loans to Participants from the Plan are not permitted.

                          10.  In-Service Withdrawals

     In-service withdrawals to a Participant who is an Employee are not permitted other than as required by law pursuant to the terms and conditions as set forth in Section 11.

        11.   DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR AS REQUIRED BY LAW

     11.1 BENEFIT INFORMATION, NOTICES AND ELECTION. A Participant, or his or her Beneficiary in the case of his or her death, shall be provided with information regarding all optional times and forms of distribution available, to include the notices prescribed by Code section 402(f) and Code section 411(a)(11). Subject to the other requirements of this Section, a Participant, or his or her Beneficiary in the case of his or her death, may elect, in such manner and with such advance notice as prescribed by the Administrator, to have his or her vested Account balance paid to him or her beginning upon any Settlement

Date following the Participant's termination of employment with all Related Companies or, if earlier, at the time required by law as set forth in Section 11.7.

     If a distribution is one to which Code sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the aforementioned notices are provided, if:

          (a) the Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notices to consider the decision as to whether to elect a distribution and if so to elect a particular form of distribution and to elect or not elect a Direct Rollover for all or a portion, if any, of his or her distribution which shall constitute an Eligible Rollover Distribution; and

          (b) the Participant after receiving such notices, affirmatively elects a distribution and a Direct Rollover for all or a portion, if any, of his or her distribution which shall constitute an Eligible Rollover Distribution or alternatively elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof.

     11.2 SPOUSAL CONSENT. A Participant is required to obtain Spousal Consent in order to receive a distribution under the Plan, except with regard to a distribution made to a Participant without his or her consent.

     11.3 PAYMENT FORM AND MEDIUM.  Except to the extent otherwise provided by
Section 11.4, a married Participant's benefit shall be paid in the form of an immediate qualified joint and 50% survivor annuity with the Participant's spouse as the joint annuitant and a single Participant's or surviving spouse Beneficiary's benefit shall be paid in the form of a single life annuity. Notwithstanding, except to the extent otherwise provided by Section 11.4 and subject to the requirements of Section 11.12, he or she may instead elect:

          (a)  a single lump sum, or

          (b)  a portion paid in a lump sum, and the remainder paid later, or

          (c) periodic installments over a period not to exceed the life expectancy of the Participant and his or her Beneficiary, or

          (d) a single life annuity or a joint and 50% or 100% survivor annuity.

     Any annuity option permitted shall be provided through the purchase of a non-transferable single premium contract from an insurance company which must conform to the terms of the Plan and which shall be distributed to the Participant or Beneficiary in complete satisfaction of the benefit due.

     Distributions (other than annuity contracts) shall be made in cash, or if a Participant so elects, payment may be made in the form of whole shares of Company Stock and cash in lieu of fractional shares to the extent invested in the Company Stock Fund. With regard to the portion of a distribution representing an Eligible Rollover Distribution, a Distributee may elect a Direct Rollover for all or a portion of such amount.

     11.4 DISTRIBUTION OF SMALL AMOUNTS. If after a Participant's employment with all Related Companies ends, the Participant's vested Account balance is $3,500 or less, and if at the time of any prior in-service withdrawal or distribution the Participant's vested Account balance did not exceed $3,500, the Participant's benefit shall be paid as a single lump sum as soon as administratively feasible in accordance with procedures prescribed by the Administrator.

     11.5 SOURCE AND TIMING OF DISTRIBUTION FUNDING. A distribution to a Participant shall be made solely from the assets of his or her own Account and shall be based on the Account values as of the Trade Date the distribution is processed. The available assets shall be determined first by Account type and then within each Account used for funding a distribution, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Trade Date on which the distribution is processed.

     The distribution shall be funded on the Settlement Date following the Trade Date as of which the distribution is processed. The Administrator shall direct the Trustee to make payment as soon thereafter as administratively feasible.

     11.6 DEEMED DISTRIBUTION. For purposes of Section 8.3, if at the time a Participant's employment with all Related Companies has terminated, the Participant's vested Account balance attributable to Accounts subject to vesting as described in Section 8, is zero, his or her vested Account balance shall be deemed distributed as of the Settlement Date following the Sweep Date on which the Administrator has reported to the Trustee that the Participant's employment with all Related Companies has terminated.

     11.7 LATEST COMMENCEMENT PERMITTED. In addition to any other Plan requirements and unless a Participant elects otherwise, his or her benefit payments shall begin not later than 60 days after the end of the Plan Year in which he or she attains his or her Normal Retirement Date or retires, whichever is later. However, if the amount of the payment or the location of the Participant (after a reasonable search) cannot be ascertained by that deadline, payment shall be made no later than 60 days after the earliest date on which such amount or location is ascertained but in no event later than as described below. A Participant's failure to elect in such manner as prescribed by the Administrator to have his or her vested Account balance paid to him or her, shall be deemed an election by the Participant to defer his or her distribution.

     Benefit payments shall begin by the April 1 immediately following the end of the calendar year in which the Participant attains age 70 1/2, whether or not he or she is an Employee.

     If benefit payments cannot begin at the time required because the location of the Participant cannot be ascertained (after a reasonable search), the Administrator may, at any time thereafter, treat such person's Account as forfeited subject to the provisions of Section 15.5.

     11.8 PAYMENT WITHIN LIFE EXPECTANCY. The Participant's payment election must be consistent with the requirement of Code section 401(a)(9) that all payments are to be completed within a period not to exceed the lives or the joint and last survivor life expectancy of the Participant and his or her Beneficiary. The life expectancies of a Participant and his or her Beneficiary, if such Beneficiary is his or her spouse, may be recomputed annually.

     11.9 INCIDENTAL BENEFIT RULE. The Participant's payment election must be consistent with the requirement that, if the Participant's spouse is not his or her sole primary Beneficiary, the minimum annual distribution for each calendar year, beginning with the year in which he or she attains age 70 1/2, shall not be less than the quotient obtained by dividing (a) the Participant's vested Account balance as of the last Trade Date of the preceding year by (b) the applicable divisor as determined under the incidental benefit requirements of Code section 401(a)(9).

     11.10 PAYMENT TO BENEFICIARY. Payment to a Beneficiary must either: (1) be completed by the end of the calendar year that contains the fifth anniversary of the Participant's death or (2) begin by the end of the calendar year that contains the first anniversary of the Participant's death and be completed within the period of the Beneficiary's life or life expectancy, except that:

            (a) If the Participant dies after the April 1 immediately following the end of the calendar year in which he or she attains age 70 1/2, payment to his or her Beneficiary must be made at least as rapidly as provided in the Participant's distribution election;

            (b) If the surviving spouse is the Beneficiary, payments need not begin until the end of the calendar year in which the Participant would have attained age 70 1/2 and must be completed within the spouse's life or life expectancy; and

            (c) If the Participant and the surviving spouse who is the Beneficiary die (1) before the April 1 immediately following the end of the calendar year in which the Participant would have attained age 70 1/2 and (2) before payments have begun to the spouse, the spouse shall be treated as the Participant in applying these rules.

     11.11 BENEFICIARY DESIGNATION. Each Participant may complete a beneficiary designation form indicating the Beneficiary who is to receive the Participant's remaining Plan interest at the time of his or her death. The designation may be changed at any time. However, a Participant's spouse shall be the sole primary Beneficiary unless the designation includes Spousal Consent for another Beneficiary. If no proper designation is in effect at the time of a Participant's death or if the Beneficiary does not survive the Participant, the Beneficiary shall be, in the order listed, the:

            (a)  Participant's surviving spouse,

            (b) Participant's children, in equal shares, (or if a child does not survive the Participant, and that child leaves issue, the issue shall be entitled to that child's share, by right of representation) or

            (c)  Participant's estate.

     11.12 QJSA and QPSA Information and Elections. The following definitions, information and election rules shall apply to any Participant who is eligible for an annuity form of payment:

            (a) Annuity Starting Date. The first day of the first period for which an amount is payable as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

            (b) QJSA. A qualified joint and survivor annuity, meaning for a married Participant, a form of benefit payment which is the actuarial equivalent of the Participant's vested Account balance at the Annuity Starting Date, payable to the Participant in monthly payments for life and providing that, if the Participant's spouse survives him or her, monthly payments equal to 50% of the amount payable to the Participant during his or her lifetime shall be paid to the spouse for the remainder of such person's lifetime and for a single Participant, a form of benefit payment which is the actuarial equivalent of the Participant's vested Account balance at the Annuity Starting Date, payable to the Participant in monthly payments for life.

            (c) QPSA. A qualified pre-retirement survivor annuity, meaning that upon the death of a Participant before the Annuity Starting Date, the vested portion of the Participant's Account becomes payable to the surviving spouse as a life annuity, unless Spousal Consent has been given to a different Beneficiary or the surviving spouse chooses a different form of payment.

            (d) QJSA INFORMATION TO A PARTICIPANT. No less than 30 and no more than 90 days before the Annuity Starting Date, each Participant shall be given a written explanation of (1) the terms and conditions of the QJSA, (2) the right to make an election to waive this form of payment and choose an optional form of payment and the effect of this election, (3) the right to revoke this election and the effect of this revocation, and (4) the need for Spousal Consent.

            (e) QJSA ELECTION. A Participant may elect, and such election shall include Spousal Consent if married, at any time within the 90 day period ending on the Annuity Starting Date, to (1) waive the right to receive the QJSA and elect an optional form of payment, or (2) revoke or change any such election.

            (f) QPSA Beneficiary Information to a Participant. Upon becoming a Participant, and with updates as needed to insure such information is accurate and readily available to each Participant who is between the ages of 32 and 35, each married Participant shall be given written information stating that (1) his or her death benefit is payable to his or her surviving spouse, (2) he or she may choose that the benefit be paid to a different Beneficiary, (3) he or she has the right to revoke or change a prior designation and the effects of such revocation or change, and (4) the need for Spousal Consent.

            (g) QPSA BENEFICIARY DESIGNATION BY PARTICIPANT. A married Participant may designate, with Spousal Consent, a non-spouse Beneficiary at any time after the Participant has been given the information in the QPSA Beneficiary Information to a Participant paragraph above and upon the earlier of
(1) the date the Participant has terminated employment, or (2) the beginning of the Plan Year in which the Participant attains age 35.

            (h) QPSA INFORMATION TO A SURVIVING SPOUSE. Each surviving spouse shall be given a written explanation of (1) the terms and conditions of being paid his or her Account balance in the form of a single life annuity, (2) the right to make an election to waive this form of payment and choose an optional form of payment and the effect of this election, and (3) the right to revoke this election and the effect of this revocation.

            (i) QPSA ELECTION BY SURVIVING SPOUSE. A surviving spouse may elect, at any time up to the Annuity Starting Date, to (1) waive the right to receive a single life annuity and elect an optional form of payment, or (2) revoke or change any such election.

               12.  MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS

     12.1 ANNUAL ADDITION DEFINED. Annual Addition means the sum of all amounts allocated to the Participant's Account for a Plan Year. Amounts include contributions (except for rollovers or transfers from another qualified plan), forfeitures and, if the Participant is a Key Employee (pursuant to Section 13) for the applicable or any prior Plan Year, medical benefits provided pursuant to Code section 419A(d)(1). For purposes of this Section 12.1, Account also includes a Participant's account in all other defined contribution plans currently or previously maintained by any Related Company. The Plan Year refers to the year to which the allocation pertains, regardless of when it was allocated. The Plan Year shall be the Code section 415 limitation year.

     12.2 MAXIMUM ANNUAL ADDITION. The Annual Addition to a Participant's accounts under this Plan and any other defined contribution plan maintained by any Related Company for any Plan Year shall not exceed the lesser of (1) 25% of his or her Taxable Income or (2) $30,000 (as adjusted for the cost of living pursuant to Code section 415(d)).

     12.3 CORRECTING AN EXCESS ANNUAL ADDITION. Upon the discovery of an excess Annual Addition to a Participant's Account (resulting from forfeitures, allocations, reasonable error in determining Participant compensation or the amount of elective contributions, or other facts and circumstances acceptable to the Internal Revenue Service) the excess amount (adjusted to reflect investment gains) shall be forfeited by the Participant and used as described in Section 8.3.

     12.4 CORRECTING A MULTIPLE PLAN EXCESS. If a Participant, whose Account is credited with an excess Annual Addition, received allocations to more than one defined contribution plan, the excess shall be corrected by reducing the Annual Addition to this Plan only after all possible reductions have been made to the other defined contribution plans.

     12.5 DEFINED BENEFIT FRACTION DEFINED. The fraction, for any Plan Year, where the numerator is the "projected annual benefit," as defined below, and the denominator is the greater of 125% of the "protected current accrued benefit," as defined below, or the normal limit which is the lesser of (1) 125% of the maximum dollar limitation provided under Code section 415(b)(1)(A) for the Plan Year or (2) 140% of the amount which may be taken into account under Code section 415(b)(1)(B) for the Plan Year, where a Participant's:

          (a) projected annual benefit is the annual benefit provided by the Plan determined pursuant to Code section 415(e)(2)(A), and

          (b) protected current accrued benefit in a defined-benefit plan in existence (1) on July 1, 1982, shall be the accrued annual benefit provided for under Public Law 97-248, section 235(g)(4), as amended, or (2) on May 6, 1986, shall be the accrued annual benefit provided for under Public Law 99-514, section 1106(i)(3).

     12.6 DEFINED CONTRIBUTION FRACTION DEFINED. The fraction where the numerator is the sum of the Participant's Annual Addition for each Plan Year to date and the denominator is the sum of the "annual amounts" for each year in which the Participant has performed service with a Related Company. The "annual amount" for any Plan Year is the lesser of (1) 125% of the Code section 415(c)(1)(A) dollar limitation (determined without regard to subsection (c)(6)) in effect for the Plan Year and (2) 140% of the Code section 415(c)(1)(B) amount in effect for the Plan Year, where:

          (a) each Annual Addition is determined pursuant to the Code section 415(c) rules in effect for such Plan Year, and

          (b) the numerator is adjusted pursuant to Public Law 97-248, section 235(g)(3), as amended, or Public Law 99-514, section 1106(i)(4).

     12.7 COMBINED PLAN LIMITS AND CORRECTION. If a Participant has also participated in a defined benefit plan maintained by a Related Company, the sum of the Defined Benefit Fraction and the Defined Contribution Fraction for any Plan Year may not exceed 1.0. If the combined fraction exceeds 1.0 for any Plan Year, the Participant's benefit under any defined benefit plan (to the extent it has not been distributed or used to purchase an annuity contract) shall be limited so that the combined fraction does not exceed 1.0 before any defined contribution limits shall be enforced.

                             13.  TOP HEAVY RULES

     13.1 TOP HEAVY DEFINITIONS. When capitalized, the following words and phrases have the following meanings when used in this Section:

          (a) AGGREGATION GROUP. The Aggregation Group is the group consisting of each qualified plan of an Employer (and its Related Companies) (1) in which a Key Employee is a participant or was a participant during the determination period (regardless of whether such plan has terminated), or (2) which enables another plan in the group to meet the requirements of Code sections 401(a)(4) or 410(b). The Employer may also treat any other qualified plan as part of the group if the group would continue to meet the requirements of Code sections 401(a)(4) and 410(b) with such plan being taken into account.

          (b) DETERMINATION DATE. The Determination Date is last Trade Date of the preceding Plan Year or, in the case of the Plan's first year, the last Trade Date of the first Plan Year.

          (c) KEY EMPLOYEE. A Key Employee is a current or former Employee (or his or her Beneficiary) who at any time during the five year period ending on the Determination Date was:

               (i) an officer of a Related Company whose Compensation (i) exceeds 50% of the amount in effect under Code section 415(b)(1)(A) and (ii) places him within the following highest paid group of officers:

     Number of Employees               Number of
     Not Excluded Under Code           Highest Paid
     Section 414(q)(8)                 fficers Included

     Less than 30                              3
     30 to 500                         10% of the number of
                                       Employees not excluded
                                       under Code section
                                       414(q)(8)
     More than 500                      50

               (ii)   a more than 5% Owner,

               (iii) a more than 1% Owner whose Compensation exceeds $150,000, or

               (iv) a more than 0.5% Owner who is among the 10 Employees owning the largest interest in a Related Company and whose Compensation exceeds the amount in effect under Code section 415(c)(1)(A).

          (d) PLAN BENEFIT. Plan Benefit is the sum as of the Determination Date of (1) an Employee's Account, (2) the present value of his or her other accrued benefits provided by all qualified plans within the Aggregation Group, and (3) the aggregate distributions made within the five year period ending on such date. Plan Benefits shall exclude rollover contributions and plan to plan transfers made after December 31, 1983 which are both employee initiated and from a plan maintained by a non-related employer.

          (e) TOP HEAVY. The Plan is Top Heavy if the Plan Benefits of Key Employees account for more than 60% of the Plan Benefits of all Employees who have performed services at any time during the five year period ending on the Determination Date. The Plan Benefits of Employees who were, but are no longer, Key Employees (because they have not been an officer or Owner during the five year period), are excluded in the determination.

     13.2 SPECIAL CONTRIBUTIONS.

          (a) Minimum Contribution Requirement. For each Plan Year in which the Plan is Top Heavy, the Employer shall not allow any contributions (other than a rollover contribution from a plan maintained by a non-related employer, if otherwise permitted under the Plan) to be made by or on behalf of any Key Employee unless the Employer makes a contribution on behalf of all Participants who were Eligible Employees as of the last day of the Plan Year in an amount equal to at least 3% of each such Participant's Taxable Income. The Administrator shall remove any such contributions (including applicable investment gain or loss) credited to a Key Employee's Account in violation of the foregoing rule and return them to the Employer or Employee to the extent permitted by the Limited Return of Contributions paragraph of Section 15.

          (b) Overriding Minimum Benefit. Notwithstanding, contributions shall be permitted on behalf of Key Employees if the Employer also maintains a defined benefit plan which automatically provides a benefit which satisfies the Code section 416(c)(1) minimum benefit requirements, including the adjustment provided in Code section 416(h)(2)(A), if applicable. If this Plan is part of an aggregation group in which a Key Employee is receiving a benefit and no minimum is provided in any other plan, a minimum contribution of at least 3% of Taxable Income shall be provided to the Participants specified in the preceding paragraph. In addition, the Employer may offset a defined benefit minimum by contributions made to this Plan.

      13.3 ADJUSTMENT TO COMBINED LIMITS FOR DIFFERENT PLANS. For each Plan Year in which the Plan is Top Heavy, 100% shall be substituted for 125% in determining the Defined Benefit Fraction and the Defined Contribution Fraction.

                           14.  Plan Administration

     14.1 PLAN DELINEATES AUTHORITY AND RESPONSIBILITY. Plan fiduciaries include the Company, the Administrator, the Committee and/or the Trustee, as applicable, whose specific duties are delineated in this Plan and in the Trust. In addition, Plan fiduciaries also include any other person to whom fiduciary duties or responsibility is delegated with respect to the Plan. Any person or group may serve in more than one fiduciary capacity with respect to the Plan. To the extent permitted under ERISA section 405, no fiduciary shall be liable for a breach by another fiduciary.

     14.2 FIDUCIARY STANDARDS.  Each fiduciary shall:

          (a) discharge his or her duties in accordance with this Plan to the extent they are consistent with ERISA;

          (b) use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

          (c) act with the exclusive purpose of providing benefits to Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan;

          (d) diversify Plan investments, to the extent such fiduciary is responsible for directing the investment of Plan assets, so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

          (e) treat similarly situated Participants and Beneficiaries in a uniform and nondiscriminatory manner.

     14.3 COMPANY IS ERISA PLAN ADMINISTRATOR. The Company is the plan administrator, within the meaning of ERISA section 3(16), which is responsible for compliance with all reporting and disclosure requirements, except those that are explicitly the responsibility of the Trustee under applicable law. The Administrator and/or Committee shall have any necessary authority to carry out such functions through the actions of the Administrator, duly appointed officers of the Company, and/or the Committee.

     14.4 ADMINISTRATOR DUTIES. The Administrator shall have the discretionary authority to construe this Plan and to do all things necessary or convenient to effect the intent and purposes thereof, whether or not such powers are specifically set forth in this Plan. Actions taken in good faith by the Administrator shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law. In addition to the duties listed elsewhere in this Plan, the Administrator's authority shall include, but not be limited to, the discretionary authority to:

          (a) determine who is eligible to participate, the allocation of Contributions and the eligibility for distributions;

          (b) provide each Participant with a summary plan description no later than 90 days after he or she has become a Participant (or such other period permitted under ERISA section 104(b)(1)), as well as informing each Participant of any material modification to the Plan in a timely manner;

          (c) make a copy of the following documents available to Participants during normal work hours: this Plan, (including subsequent amendments), the Trust, all annual and interim reports of the Trustee related to the entire Plan, the latest annual report and the summary plan description;

          (d) determine the fact of a Participant's death and of any Beneficiary's right to receive the deceased Participant's interest based upon such proof and evidence as it deems necessary;

          (e) establish and review at least annually a funding policy bearing in mind both the short-run and long-run needs and goals of the Plan and to the extent Participants may direct their own investments, the funding policy shall focus on which Investment Funds are available for Participants to use; and

          (f)  adjudicate claims pursuant to the claims procedure described in
Section 15.

     14.5 ADVISORS MAY BE RETAINED. The Administrator may retain such agents and advisors (including attorneys, accountants, actuaries, consultants, record keepers, investment counsel and administrative assistants) as it considers necessary to assist it in the performance of its duties. The Administrator shall also comply with the bonding requirements of ERISA section 412.

     14.6 DELEGATION OF ADMINISTRATOR DUTIES. The Company, as Administrator of the Plan, has appointed a Committee to administer the Plan on its behalf. Any Committee member appointed by the Company shall serve at the pleasure of the Company, but may resign by written notice to the Company. Committee members shall serve without compensation from the Plan for such services. Except to the extent that the Company otherwise provides, any delegation of duties to a Committee shall carry with it the full discretionary authority of the Administrator to complete such duties.

     14.7 COMMITTEE OPERATING RULES.

          (a) ACTIONS OF MAJORITY. Any act delegated by the Company to the Committee may be done by a majority of its members. The majority may be expressed by a vote at a meeting or in writing without a meeting, and a majority action shall be equivalent to an action of all Committee members.

          (b) MEETINGS. The Committee shall hold meetings upon such notice, place and times as it determines necessary to conduct its functions properly.

            15.  RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION

     15.1 PLAN DOES NOT AFFECT EMPLOYMENT RIGHTS. The Plan does not provide any employment rights to any Employee. The Employer expressly reserves the right to discharge an Employee at any time, with or without cause, without regard to the effect such discharge would have upon the Employee's interest in the Plan.

     15.2 LIMITED RETURN OF CONTRIBUTIONS. Except as provided in this paragraph, (1) Plan assets shall not revert to the Employer nor be diverted for any purpose other than the exclusive benefit of Participants or their Beneficiaries; and (2) a Participant's vested interest shall not be subject to divestment. As provided in ERISA section 403(c)(2), the actual amount of a Contribution made by the Employer (or the current value of the Contribution if a net loss has occurred) may revert to the Employer if:

          (a)  such Contribution is made by reason of a mistake of fact;

          (b) initial qualification of the Plan under Code section 401(a) is not received and a request for such qualification is made within the time prescribed under Code section 401(b) (the existence of and Contributions under the Plan are hereby conditioned upon such qualification); or

          (c) such Contribution is not deductible under Code section 404 (such Contributions are hereby conditioned upon such deductibility) in the taxable year of the Employer for which the Contribution is made.

The reversion to the Employer must be made (if at all) within one year of the mistaken payment of the Contribution, the date of denial of qualification, or the date of disallowance of deduction, as the case may be. A Participant shall have no rights under the Plan with respect to any such reversion.

     15.3 ASSIGNMENT AND ALIENATION. As provided by Code section 401(a)(13) and to the extent not otherwise required by law, no benefit provided by the Plan may be anticipated, assigned or alienated, except to create, assign or recognize a right to any benefit with respect to a Participant pursuant to a QDRO.

     15.4 FACILITY OF PAYMENT. If a Plan benefit is due to be paid to a minor or if the Administrator reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him or her, the Administrator shall have the payment of the benefit, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee, unless it has received due notice of claim therefor from a duly appointed guardian or conservator of the payee. Any payment shall to the extent thereof, be a complete discharge of any liability under the Plan to the payee.

     15.5 REALLOCATION OF LOST PARTICIPANT'S ACCOUNTS. If the Administrator cannot locate a person entitled to payment of a Plan benefit after a reasonable search, the Administrator may at any time thereafter treat such person's Account as forfeited and use

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

such amount as described in Section 8.3. If such person subsequently presents the Administrator with a valid claim for the benefit, such person shall be paid the amount treated as forfeited, plus the interest that would have been earned in the Sweep Account to the date of determination. The Administrator shall pay the amount through an additional amount contributed by the Employer or direct the Trustee to pay the amount from the Forfeiture Account.

     15.6 CLAIMS PROCEDURE.

          (a) RIGHT TO MAKE CLAIM. An interested party who disagrees with the Administrator's determination of his or her right to Plan benefits must submit a written claim and exhaust this claim procedure before legal recourse of any type is sought. The claim must include the important issues the interested party believes support the claim. The Administrator, pursuant to the authority provided in this Plan, shall either approve or deny the claim.

          (b) PROCESS FOR DENYING A CLAIM. The Administrator's partial or complete denial of an initial claim must include an understandable, written response covering (1) the specific reasons why the claim is being denied (with reference to the pertinent Plan provisions) and (2) the steps necessary to perfect the claim and obtain a final review.

          (c) APPEAL OF DENIAL AND FINAL REVIEW. The interested party may make a written appeal of the Administrator's initial decision, and the Administrator shall respond in the same manner and form as prescribed for denying a claim initially.

          (d) TIME FRAME. The initial claim, its review, appeal and final review shall be made in a timely fashion, subject to the following timetable:

                                            Days to Respond
          Action                            from Last Action

Administrator determines benefit            NA
Interested party files initial request      60 days
Administrator's initial decision            90 days
Interested party requests final review      60 days
Administrator's final decision              60 days

However, the Administrator may take up to twice the maximum response time for its initial and final review if it provides an explanation within the normal period of why an extension is needed and when its decision shall be forthcoming.

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

     15.7 CONSTRUCTION. Headings are included for reading convenience. The text shall control if any ambiguity or inconsistency exists between the headings and the text. The singular and plural shall be interchanged wherever appropriate. References to Participant shall include Beneficiary when appropriate and even if not otherwise already expressly stated.

     15.8 JURISDICTION AND SEVERABILITY. The Plan shall be construed, regulated and administered under ERISA and other applicable federal laws and, where not otherwise preempted, by the laws of the State of California. If any provision of this Plan shall become invalid or unenforceable, that fact shall not affect the validity or enforceability of any other provision of this Plan. All provisions of this Plan shall be so construed as to render them valid and enforceable in accordance with their intent.

             16.  AMENDMENT, MERGER, DIVESTITURES AND TERMINATION

     16.1 AMENDMENT. The Company reserves the right to amend this Plan at any time, to any extent and in any manner it may deem necessary or appropriate. The Company shall be responsible for adopting any amendments necessary to maintain the qualified status of this Plan under Code sections 401(a) and 501(a). If the Committee is acting as the Administrator in accordance with Section 14.6, it shall have the authority to adopt Plan amendments which have no substantial adverse financial impact upon any Employer or the Plan. All interested parties shall be bound by any amendment, provided that no amendment shall:

          (a) become effective unless it has been adopted in accordance with the procedures set forth in Section 16.5;

          (b) except to the extent permissible under ERISA and the Code, make it possible for any portion of the Plan assets to revert to an Employer or to be used for, or diverted to, any purpose other than for the exclusive benefit of Participants and Beneficiaries entitled to Plan benefits and to defray reasonable expenses of administering the Plan; nor

          (c) decrease the rights of any Employee to benefits accrued (including the elimination of optional forms of benefits) to the date on which the amendment is adopted, or if later, the date upon which the amendment becomes effective, except to the extent permitted under ERISA and the Code.

     16.2 MERGER. This Plan may not be merged or consolidated with, nor may its assets or liabilities be transferred to, another plan unless each Participant and Beneficiary would, if the resulting plan were then terminated, receive a benefit just after the merger, consolidation or transfer which is at least equal to the benefit which would be received if either plan had terminated just before such event.

     16.3 DIVESTITURES. In the event of a sale by an Employer which is a corporation of: (1) substantially all of the Employer's assets used in a trade or business to an unrelated corporation, or (2) a sale of such Employer's interest in a subsidiary to an unrelated entity or individual, lump sum distributions shall be permitted from the Plan, except as provided below, to Participants with respect to Employees who continue employment with the corporation acquiring such assets or who continue employment with such subsidiary, as applicable.

     Notwithstanding, distributions shall not be permitted if the purchaser agrees, in connection with the sale, to be substituted as the Company as the sponsor of the Plan or to accept a transfer of the assets and liabilities representing the Participants' benefits into a plan of the purchaser or a plan to be established by the purchaser.

     16.4 PLAN TERMINATION. The Company may, at any time and for any reason, terminate the Plan in accordance with the procedures set forth in Section 16.5, or completely discontinue contributions. Upon either of these events, or in the event of a partial termination of the Plan within the meaning of Code section 411(d)(3), the Accounts of each affected Employee who has not yet incurred a Break in Service shall be fully vested. Lump sum distributions shall be made in accordance with the terms of the Plan as in effect at the time of the Plan's termination or as thereafter amended provided that a post-termination amendment shall not be effective to the extent that it violates Section 16.1 unless it is required in order to maintain the qualified status of the Plan upon its termination. The Employer's authority shall continue beyond the Plan's termination date until all Trust assets have been liquidated and distributed.

     16.5 AMENDMENT AND TERMINATION PROCEDURES. The following procedural requirements shall govern the adoption of any amendment or termination (a "Change") of this Plan:

          (a) The Company may adopt any Change by action of its board of directors in accordance with its normal procedures.

          (b)  The Committee, if acting as Administrator in accordance with
Section 14.6, may adopt any amendment within the scope of its authority provided under Section 16.1 and in the manner specified in Section 14.7(a).

          (c) Any Change must be (1) set forth in writing, and (2) signed and dated by an authorized officer of the Company or, in the case of an amendment adopted by the Committee, at least one of its members.

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

          (d) If the effective date of any Change is not specified in the document setting forth the Change, it shall be effective as of the date it is signed by the last person whose signature is required under clause (2) above, except to the extent that another effective date is necessary to maintain the qualified status of this Plan under Code sections 401(a) and 501(a).

     16.6 TERMINATION OF EMPLOYER'S PARTICIPATION. Any Employer may, at any time and for any reason, terminate its Plan participation by action of its board of directors in accordance with its normal procedures. Written notice of such action shall be signed and dated by an authorized officer of the Employer and delivered to the Company. If the effective date of such action is not specified, it shall be effective on, or as soon as reasonably practicable after, the date of delivery. Upon the Employer's request, the Company may instruct the Trustee and Administrator to spin off all affected Accounts and underlying assets into a separate qualified plan under which the Employer shall assume the powers and duties of the Company. Alternatively, the Company may treat the event as a partial termination described above or continue to maintain the Accounts under the Plan.

                                  APPENDIX A

                               INVESTMENT FUNDS


I.   Investment Funds Available to Senior Participants

     The Investment Funds offered under the Plan to Senior Participants as of the Effective Date include this set of daily valued funds:

          Category           Funds

          Income             U.S. Treasury Allocation

          Equity             Company Stock
                             S&P 500 Stock
                             Aim Constellation

                              Combination    LifePath

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

                                  APPENDIX B

                       PAYMENT OF PLAN FEES AND EXPENSES


As of the Effective Date, payment of Plan fees and expenses shall be as follows:

(1) Investment Management Fees: These are paid by Participants in that management fees reduce the investment return reported and credited to Participants, except that the Employer shall pay the fees related to the Company Stock Fund. These are paid by the Employer on a quarterly basis.

Recordkeeping Fees: These are paid by the Employer on a quarterly basis, except that with regard to a Participant who is no longer an Employee or a Beneficiary, these are paid by the Participant and are assessed monthly and billed/collected from Accountsquarterly.

Investment Fund Election Changes: For each Investment Fund election change by Senior Participant, in excess of 4 changes per year, a $10 fee shall be assessed and billed/collected quarterly from the Senior Participant's Account.

Periodic Installment Payment Fees: A $3.00 per check fee shall be assessed and billed/collected quarterly from the Participant's Account.

Additional Fees Paid by Employer: All other Plan related fees and expenses shall be paid by the Employer. To the extent that the Administrator later elects that any such fees shall be borne by Participants, estimates of the fees shall be determined and reconciled, at least annually, and the fees shall be assessed monthly and billed/collected from Accounts quarterly.

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